EXHIBIT 4.1(vi)



                        FIFTH AMENDMENT

     THIS FIFTH AMENDMENT dated as of March 30, 2001 (this "Amendment") is to the Third Amended and Restated Credit Agreement (as amended, the "Credit Agreement") dated as of June 5, 1998 among U.S. AGGREGATES, INC., a Delaware corporation (the "Company"), various financial institutions (the "Lenders") and BANK OF AMERICA, N.A., as agent for the Lenders (the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

     WHEREAS, the parties hereto desire to amend the Credit
Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENTS. Effective on (and subject to the occurrence of) the Fifth Amendment Effective Date (as defined below):

     1.1_ Section 1.1 of the Credit Agreement shall be amended by inserting the following definition in its appropriate alphabetical position:

          Old Castle Transaction means the asset sale transaction contemplated by that certain Agreement of Purchase and Sale of Assets, dated as of March 30, 2001, by and among P&C, Inc. and RM, Inc., as buyers, and Valley Asphalt, Inc., Geodyne Beck Rock Products, Inc., Eagle Valley Materials, Inc. and Monroc, Inc., as sellers.

     1.2_ Section 3.1(b) of the Credit Agreement shall be amended by inserting the following proviso at the end thereof:

     ; provided, however, the quarterly installment scheduled to be paid on March 31, 2001 may be deferred, but only to the earlier to occur of (i) April 13, 2001 and (ii) consummation of the Old Castle Transaction.

     1.3_ Section 6.1.1 of the Credit Agreement shall be amended by inserting the following clause (c)

          (c) Upon the application of the Available Cash Proceeds of the Old Castle Transaction to the Revolving Loans as set forth in Section 6.2.1(a), the Revolving Commitments shall automatically and permanently be reduced by the amount of such application.

     1.4_ Section 6.2.1(a) of the Credit Agreement shall be amended by
(i) inserting the words "and, as set forth in the next paragraph, Revolving Loans" after the words "Term Loans" the first place such words appear in the first sentence of such section and (ii) deleting the last sentence of such section and inserting the following in lieu thereof:

     If the Available Cash Proceeds of the Old Castle Transactions are greater than $22,000,000, then the Company shall retain $8,000,000 of such proceeds, but if such Available Cash Proceeds are less than $22,000,000, then the Company shall retain only an amount of such proceeds equal to the difference between (x) $8,000,000 and (y) the amount by which such Available Cash Proceeds are less than $22,000,000, and in each such instance, the balance of such Available Cash Proceeds, which shall constitute Designated Proceeds realized from the consummation of the Old Castle Transaction, shall be applied ratably to and in permanent reduction of the Revolving Loans, the Term A Loans, and the Term B Loans. In all other cases, the Designated Proceeds of each Mandatory Prepayment Event shall be applied to the Term Loans and then, after the payment in full of the Term Loans, to the Revolving Loans. All prepayments of Term Loans pursuant to this Section 6.2.1 shall be applied to the prepayment of the Term Loans pro rata among the Term A Loans and Term B Loans, with application to the remaining installments of each on a pro rata basis; provided that the application of proceeds of the Old Castle Transaction shall be applied, as to the Term A Loans, first to the installment of principal scheduled to be paid on March 31, 2001 to the extent of such installment and second to the remaining installments of the Term A Loans on a pro rata basis.

     1.5_ Section 10 of the Credit Agreement shall be added as a new subsection 10.29 the following at the end thereof:

          10.29 Chief Restructuring Officer. On or before May 31, 2001, will hire an individual with substantial experience in corporate restructurings under circumstances similar to those presently confronting the Company and who is satisfactory to the Required Lenders to serve as "Chief Restructuring Officer", reporting directly to the board of directors of the Company.

     SECTION 2 WAIVER OF KNOWN EXISTING DEFAULTS. Effective on the Fifth Amendment Effective Date (as defined below), the
Required Lenders hereby waive any and all Events of Default or Unmatured Events of Default (including the Events of Default specified in the Notices sent by the Agent to the Company dated February 20, 2001 and March 7, 2001) known as the date hereof
(the "Known Existing Defaults") through April 13, 2001 except that pricing shall remain at Base Rate. The Required Lenders hereby waive no Events of Default or Unmatured Events of Default other than the Known Existing Defaults. Moreover, the Agent and the Lenders waive none of, but instead expressly reserve any and all of, their claims, rights, powers and remedies under the Credit Agreement (as amended hereby), the other Loan Documents, and/or applicable law, including, without limitation, with respect to any Events of Default or Unmatured Events of Default other than the Known Existing Defaults.

     SECTION 3 PAYMENTS OF PRESENT ASSET SALE PROCEEDS. On or before March 30, 2001, the Company shall have paid the Present
Asset Sale Proceeds (as defined below) in immediately available funds to the Agent to be applied against the Term A Loans and Term B Loans as if this Fifth Amendment had not been executed and delivered.

     SECTION 4 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that (a) as of the date hereof, and other than with respect to approximately $2,100,000 (the "Present Asset Sale Proceeds"), no proceeds of asset sales are presently in the possession of or under the direction or control of the Company or any of its affiliates; (b) the representations and warranties made in Section 9 (excluding Sections 9.6 and 9.8) of the Credit Agreement are true and correct on and as of the Fifth Amendment Effective Date with the same effect as if made on and as of the Fifth Amendment Effective Date (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date);
(c) no Event of Default or Unmatured Event of Default exists, other than the Known Existing Defaults, or will result from the execution of this Amendment; (d) no event or circumstance has occurred since the Effective Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect;
(e) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any Governmental Authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any Guarantor or any of their respective Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any Guarantor or any of their respective Subsidiaries; (f) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability; and (g) the obligation of the Company and the other Loan Parties to repay the Loans and the other obligations under the Loan Documents is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment of such obligations.

     SECTION 5       EFFECTIVENESS.  The amendments set forth in
Section 1 above shall become effective as of the date hereof on such date (the "Fifth Amendment Effective Date") when the Agent shall have received (a) the Present Asset Sale Proceeds in immediately available funds, (b) a counterpart of this Amendment executed by the Company, the Required Revolving Lenders, the Required Term A Lenders and the Required Term B Lenders (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party), (c) for the account of each Lender that has executed and delivered a counterpart hereof to counsel for the Agent by 1:00 p.m. (Chicago time) on April 2, 2001, an amendment fee in an amount equal to 0.10% of such Lender's Revolving Commitment plus the Term Loans of such Lender outstanding on the Fifth Amendment Effective Date and (d) each of the following documents, each in form and substance satisfactory to the Agent:

     5.1_ Reaffirmation. Counterparts of the Reaffirmation of Loan Documents, substantially in the form of Exhibit A, executed by the Company, each Guarantor and each Pledgor.

     5.2_ Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Amendment, the Amended Credit Agreement and each other Loan
Document contemplated by this Amendment to which the Company is a party.

     5.3_ Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary of the Company, certifying the names of the officer or officers of the Company authorized to sign this Amendment and the other Loan Documents contemplated hereby to which the Company is a party, together with a sample of the true signature of each such officer.

     5.4_ Other Documents. Such other documents as the Agent or any Lender may reasonably request.

     SECTION 6       MISCELLANEOUS.

     6.1_ Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Fifth Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

     6.2_ Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     6.3_ Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication, the allocable costs of internal legal services and all disbursements of internal legal counsel and the reasonable fees of PricewaterhouseCoopers, L.L.P., financial advisor to the Agent) in connection with the preparation, execution and delivery of this Amendment.

     6.4_ Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed within the State of Illinois.

     6.5_ Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

     6.6_ Fees. The fees referred to in Section 5(c) hereof are not subject to Section 7.5 of the Credit Agreement.


     Delivered as of the day and year first above written.

                                U.S. AGGREGATES, INC.


                                By:
                                Title:


                                BANK OF AMERICA, N.A., as Agent


                                By: Illegible
                                Title: Vice President


                                BANK OF AMERICA, N.A., as a
                                Lender and as Issuing Lender


                                By: Illegible
                                Title: Managing Director


                                FLEET NATIONAL BANK (formerly
                                known as BankBoston, N.A.), as a
                                Lender


                                By: Illegible
                                Title: Senior Vice President


                                NATIONAL CITY BANK, as a Lender


                                By: Illegible
                                Title: Senior Vice President


                                BANK OF SCOTLAND, as a Lender


                                By: /s/ Joseph Fratus
                                Title: Vice President


                                IBJ WHITEHALL BANK AND TRUST
                                COMPANY, as a Lender


                                By: Illegible
                                Title: Director


                                COMERICA BANK - CALIFORNIA, as a
                                Lender


                                By: Illegible
                                Title: Vice President


                                ZIONS FIRST NATIONAL BANK, as a
                                Lender


                                By: Illegible
                                Title: Vice President


                                UNION BANK OF CALIFORNIA, N.A.,
                                as a Lender


                                By: /s/ Cecilia M. Valente
                                Title: Senior Vice President



                                PILGRIM PRIME RATE TRUST, as a
                                Lender

                                By: Pilgrim Investments, Inc., as
                                its Investment Manager

                                By:
                                Title:


                                SENIOR DEBT PORTFOLIO

                                By: Boston Management and
                                Research, as Investment Advisor

                                By:
                                Title:


                                EATON VANCE INSTITUTIONAL SENIOR
                                LOAN FUND

                                By: Eaton Vance Management, as
                                Investment Advisor

                                By:
                                Title:


                                EATON VANCE SENIOR INCOME TRUST

                                By: Eaton Vance Management, as
                                Investment Advisor

                                By:
                                Title:


                                KZH-HIGHLAND - 2 LLC

                                By: /s/ Susan Lee
                                Title: Authorized Agent

                                ARCHIMEDES FUNDING, LLC

                                By: ING Capital Advisors, LLC,
                                as Collateral Manager


                                By: Illegible
                                Title: Senior Vice President

                                ARCHIMEDES FUNDING III, LLC

                                By: ING Capital Advisors, LLC,
                                as Collateral Manager


                                By: Illegible
                                Title: Senior Vice President


                                SEQUILS-ING 1 (HBDGM), LTD.

                                By: ING Capital Advisors, LLC,
                                as Collateral Manager


                                By: Illegible
                                Title: Senior Vice President


                                BANK ONE, N.A.


                                By:
                                Title:


                                BRANCH BANKING AND TRUST COMPANY


                                By:
                                Title:

                            EXHIBIT A
                    FORM OF REAFFIRMATION
                        OF LOAN DOCUMENTS


                                           as of March __, 2001


Bank of America, N.A., as Agent
and the other parties to the Third
Amended and Restated Credit
Agreement referred to below
1455 Market Street
San Francisco, California  94103
Attn:  Agency Management Services #5596


               Re:  Reaffirmation of Loan Documents

Ladies and Gentlemen:

     Please refer to:

     1. The Amended and Restated Security Agreement dated as of June 5, 1998 (the "Security Agreement") among U.S. Aggregates, Inc. (the "Company"), Western Aggregates Holding Corporation, a Delaware corporation, Jensen Construction and Development, Inc., a Nevada corporation, Sandia Construction, Inc., a Nevada corporation, Cox Rock Products Inc., a Utah corporation, Cox Transport Corporation, a Utah corporation, SRM Holdings Corp., a Delaware corporation, Southern Ready Mix, Inc., an Alabama corporation, A-Block Company, Inc., an Arizona corporation, A-Block Company, Inc., a California corporation, Mohave Concrete and Materials, Inc., an Arizona corporation, Mohave Concrete and Materials, Inc., a Nevada corporation, Mulberry Rock Corporation, a Georgia corporation, Valley Asphalt, Inc., a Utah corporation, BHY Ready Mix, Inc., a Tennessee corporation, Geodyne Beck Rock Products, Inc., a Utah corporation, Western Rock Products Corp., a Utah corporation, Tri-State Testing Laboratories, Inc., a Utah Corporation, Dekalb Stone, Inc., a Georgia corporation, Bradley Stone & Sand, Inc., a Tennessee corporation, Monroc, Inc., a Delaware corporation, Western Aggregates, Inc., a Utah corporation, and Bank of America, N.A. in its capacity as Agent (in such capacity, the "Agent");

    2. The Amended and Restated Guaranty dated as of June 5, 1998 (the "Guaranty") executed in favor of the Agent and various other parties by Western Aggregates Holding Corporation, Jensen Construction and Development, Inc., Sandia Construction, Inc., Cox Rock Products Inc., Cox Transport Corporation, SRM Holdings Corp., Southern Ready Mix, Inc., A-Block Company, Inc., A-Block Company, Inc., Mohave Concrete and Materials, Inc., Mohave
Concrete and Materials, Inc., Mulberry Rock Corporation, Valley Asphalt, Inc., BHY Ready Mix, Inc., Geodyne Beck Rock Products, Inc., Western Rock Products Corp., Tri-State Testing Laboratories, Inc., Dekalb Stone, Inc., Bradley Stone & Sand, Inc. and Monroc, Inc.;

    3.  The following Pledge Agreements:

         (a) the Amended and Restated Company Pledge Agreement dated as of June 5, 1998 between the Company and the Agent, and

         (b)   the   Amended   and  Restated  Subsidiary   Pledge
Agreement  dated  as  of June 5, 1998 between Western  Aggregates
Holding  Corp., Western Rock Products Corp., SRM Holdings  Corp.,
Southern Ready Mix, Inc., Monroc, Inc., and the Agent,

(all of the foregoing Pledge Agreements, in each case as heretofore amended, being collectively referred to herein as the "Pledge Agreements").

    4.   The Patent Security Agreement made as of March 30,  1995
by  Cox  Rock  Products Inc. in favor of the Agent  (the  "Patent
Security Agreement").

    5.   Each  other  Loan  Document (as defined  in  the  Credit
Agreement referred to below).

    The Security Agreement, the Guaranty, the Pledge Agreements, the Patent Security Agreement and the other Loan Documents referred to above, in each case as heretofore amended, are collectively referred to herein as the "Documents". Capitalized terms not otherwise defined herein will have the meanings given in the Credit Agreement referred to below.

    Each of the undersigned acknowledges that the Company, the Banks and the Agent have executed the Fifth Amendment (the "Amendment") to the Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

    Each of the undersigned hereby (i) confirms that each Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendment and that, upon such effectiveness, all references in such Document to the "Credit Agreement" shall be references to the Credit Agreement as amended by the Amendment and (ii) acknowledges and agrees that its obligations under the Documents are absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever thereto.

    The letter agreement may be signed in counterparts and by the various parties as herein on separate counterparts. This letter agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                              U.S. AGGREGATES, INC.

                             By:_______________________________
                             Title:____________________________


                             SRM HOLDINGS CORP.

                             By:________________________________
                             Title:_____________________________


                             WESTERN AGGREGATES HOLDING CORP.

                             By:________________________________
                             Title:_____________________________


                             WESTERN ROCK PRODUCTS CORP.

                             By:________________________________
                             Title:_____________________________


                             JENSEN CONSTRUCTION & DEVELOPMENT, INC.


                             By:________________________________
                             Title:_____________________________

                             SANDIA CONSTRUCTION, INC.

                             By:________________________________
                             Title:_____________________________


                             TRI-STATE TESTING LABORATORIES, INC.

                             By:________________________________
                             Title:_____________________________

                             MOHAVE CONCRETE AND MATERIALS, INC.,
                             a Nevada corporation

                             By:________________________________
                             Title:_____________________________


                             MOHAVE CONCRETE AND MATERIALS, INC.,
                             an Arizona corporation

                             By:________________________________
                             Title:_____________________________


                             A-BLOCK COMPANY, INC.,
                             an Arizona corporation

                             By:________________________________
                             Title:_____________________________


                             A-BLOCK COMPANY, INC.,
                             a California corporation

                             By:________________________________
                             Title:_____________________________


                             COX ROCK PRODUCTS, INC.

                             By:________________________________
                             Title:_____________________________


                             COX TRANSPORT CORPORATION

                             By:________________________________
                             Title:_____________________________


                             VALLEY ASPHALT, INC.

                             By:________________________________
                             Title:_____________________________


                             GEODYNE BECK ROCK PRODUCTS, INC.

                             By:________________________________
                             Title:_____________________________


                             SOUTHERN READY MIX, INC.

                             By:________________________________
                             Title:_____________________________


                             DEKALB STONE, INC.

                             By:________________________________
                             Title:_____________________________


                             MULBERRY ROCK CORPORATION

                             By:________________________________
                             Title:_____________________________


                             BHY READY MIX, INC.

                             By:________________________________
                             Title:_____________________________


                             BRADLEY STONE & SAND, INC.

                             By:________________________________
                             Title:_____________________________


                             MONROC, INC.

                             By:________________________________
                             Title:_____________________________


                             WESTERN AGGREGATES, INC.

                             By:________________________________
                             Title:_____________________________


ACKNOWLEDGED AND AGREED
as of the date first written above

BANK OF AMERICA, N.A., as Agent


By:________________________________
Title:______________________________